SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

Commission File Number: 000-20675

My Screen Mobile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

WaterPark Place, 20 Bay Street, 11th Floor, Suite 803, Toronto, Ontario Canada	M5J 2BN8
(Address of principal executive offices)	(Zip Code)

(866-936-8333)
(Registrant’s Telephone Number, Including Area Code)

70 Yorkville Ave., Suite 30, Toronto, Ontario, Canada , M5R 1B9, (647) 885-6470
(Former Address and Telephone Number, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry Into A Material Definitive Agreement

On May 15, 2008, the Registrant, My Screen Mobile, Inc., a Delaware corporation (“we”) entered into a Securities Purchase Agreement with Orascom Telecom Holdings, S.A.E., a subsidiary of Weather Investments, S.P.A. (“Orascom”) pursuant to which we agreed to sell 12,500,000 shares of our common stock in exchange for $10,000,000 (“Purchase Price”). The arrangements include giving Orascom exclusive access to our technology in Orascom’s operational areas, including Pakistan, Italy, Greece, Algeria, and Egypt. The closing date was May 27, 2008.  We currently have approximately 109,071,562 shares of our common stock issued and outstanding, of our total of 200,000,000 such shares authorized.  The issuance will represent 10.3% of our resulting issued and outstanding common shares, after giving effect to the Securities Purchase Agreement.

We also agreed that Orascom will have the ability to designate a Chief Financial Officer and up to two individuals for appointment to our Board of Directors, such that 33% of our Board’s membership constitutes individuals chosen by Orascom.  James Bailey and Raghu Kilambi will be appointed to the Board, though the terms of any director compensation arrangements have not been determined.

Of the total Purchase Price, we have agreed to set aside $3,000,000 for the purpose of investment in technology, software and programming investments into our MyScreen technology to ensure our technology infrastructure is viable for large-scale deployments in our intended markets.  This amount will be deposited into a separate account, for which the signatories will be the management officials appointed by Orascom.  Any funds remaining in that account after two years will be transferred to our general corporate account. We plan to use the remainder of the proceeds for general corporate purposes and for working capital.

On May 23, 2008, and in conjunction with the Securities Purchase Agreement, we also entered into a Warrant Agreement with Orascom giving Orascom the right to purchase up to 20,000,000 shares of our common stock at the exercise price of $2.00 per share, payable in cash, or an aggregate total of $40,000,000, and expiring after 5 years, or May 23, 2012.  The exercise price of the warrants is subject to adjustment in the event of any corporate restructuring.

Issuance of the securities sold was exempt from registration pursuant to Regulation S promulgated under the Securities Act. The securities were sold to non-U.S. investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

We have agreed to prepare and file a registration statement to include the shares of common stock issued pursuant to the Securities Purchase Agreement and issuable upon exercise of the warrants. In the event that these shares become registered for resale, we have also agreed to apply for our shares to be listed on an agreed-upon national exchange or other quotation or listing service. There is no guarantee that either our registration statement will be declared effective or that we will successfully be able to have our shares so listed.

Item 2.03.Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02.Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01Other Events

On May 28, 2008, we issued the press release announcing the closing on the transaction described above with Orascom Telecom Holdings, S.A.E. as set forth in Exhibit 99.1.  We also changed our address and telephone number as set forth above.

Item 9.01Exhibits

Item No.	Description
10.1	Securities Purchase Agreement between My Screen Mobile, Inc. and Orascom Telecom Holdings, S.A.E.
10.2	Warrant Agreement between My Screen Mobile, Inc. and Orascom Telecom Holdings, S.A.E.
99.1	Press Release dated May 28,2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

My Screen Mobile, Inc.

Date: May 29, 2008	By:	/s/ Terrence Rodrigues
Name: Terrence Rodrigues
Title: President